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                                                                    Exhibit 3.10

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                                   ALTEON INC.

                                    ARTICLE I

                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of the Corporation within the State of Delaware shall be located at the Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware 19801, and the name of the registered agent in charge thereof is The Corporation Trust Company.

         SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. PLACE. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated by the Board of Directors, or in the case of special meetings, at the place specified in the notice of the meeting.

         SECTION 2. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and for such other business as may properly come before the meeting shall be held at such date and time as may be designated by the Board of Directors.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, President or Secretary, or by resolution of the Board of Directors.

         SECTION 4. NOTICE. Written notice of the place, date and hour of any annual or special meeting of the stockholders shall be given by the Secretary or any Assistant Secretary not less than ten (10) nor more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote thereat at his/her post office address as the same appears on the books of the Corporation at the time of such mailing. The notice of any special meeting shall state, in addition, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders need not be given to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting, or to any stockholder who shall attend such meeting in person or by proxy. Notice of any adjourned meeting of the stockholders of the Corporation need not be given, except as otherwise required by statute.

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         SECTION 5. RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of stockholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

         In each such case, except as otherwise provided by law, only such persons as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as stockholders for the related purpose, notwithstanding any registration or transfer of stock on the books of the Corporation after any such record date so fixed.

         SECTION 6. QUORUM. Except as otherwise provided by statute or the Certificate of Incorporation of the Corporation, the presence, in person or by proxy, of stockholders holding a majority of the shares of the stock of the Corporation generally entitled to vote shall constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. In the absence of a quorum at any meeting or any adjournment thereof, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without any notice other than announcement at the meeting of the time and place of the adjourned meeting, until the requisite amount of shares entitled to vote thereat shall be present. At any such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 7. VOTING. Unless otherwise provided by any provision of the laws of the State of Delaware or of the Certificate of Incorporation or these By-Laws, each stockholder entitled to vote shall be entitled to one vote, in person or by proxy, for each share of stock held by such stockholder. All elections for directors shall be decided by plurality vote, and all other questions shall be decided by majority vote, except as otherwise provided by the laws of the State of Delaware or the Certificate of Incorporation or these By-Laws.

         SECTION 8. PROXIES. Every proxy must be executed in writing by the stockholder or by his/her attorney-in-fact. No proxy shall be valid after the expiration of three (3) years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law.

         SECTION 9. ACTION WITHOUT MEETING. To the fullest extent permitted by law, whenever a vote of stockholders at a meeting thereof is required or permitted to be taken in

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connection with any corporate action by any provision of the laws of the State of Delaware or of the Certificate of Incorporation or these By-Laws, the meeting, prior notice thereof and the vote of stockholders may be dispensed with if the holders of shares of stock of the Corporation having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to the taking of such action. Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto.

         SECTION 10. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS. The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 10. For any matter to be properly brought before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Section 10 by a stockholder that holds of record stock of the Corporation entitled to vote at the annual meeting on such matter (including any election of a director) or (y) by a person (a "Nominee Holder") that holds such stock through a nominee or "street name" holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such Nominee Holder's entitlement to vote, such stock on such matter. In addition to any other requirements under applicable law, the certificate of incorporation and these By-Laws, persons nominated by stockholders for election as directors of the Corporation and any other proposals by stockholders shall be properly brought before an annual meeting of stockholders only if notice of any such matter to be presented by a stockholder at such meeting (a "Stockholder Notice") shall be delivered to the Secretary at the principal executive office of the Corporation not less than ninety nor more than one hundred and twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Meeting Date"), such Stockholder Notice shall be given in the manner provided herein by the later of (i) the close of business on the date ninety days prior to such Other Meeting Date or (ii) the close of business on the tenth day following the date on which such Other Meeting Date is first publicly announced or disclosed. Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation at an annual meeting of stockholders shall deliver, as part of such Stockholder Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such person, the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, each such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder and, in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting. Any stockholder who gives a Stockholder Notice of any matter (other than a nomination for director) proposed to be brought before an annual meeting of stockholders shall deliver, as part of such Stockholder Notice,

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the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder, any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, and, in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of stock and entitlement to vote such stock on the matter proposed at the annual meeting. As used in these by-laws, shares "beneficially owned" shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act"). If a stockholder is entitled to vote only for a specific class or category of directors at a meeting (annual or special), such stockholder's right to nominate one or more individuals for election as a director at the meeting shall be limited to such class or category of directors.

         Except as provided in the immediately following sentence, no matter shall be properly brought before a special meeting of stockholders unless such matter shall have been brought before the meeting pursuant to the Corporation's notice of such meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote for the election of such director(s) at such meeting may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the Corporation's notice of such meeting, but only if the Stockholder Notice required by this Section 10 shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected shall have been publicly announced or disclosed.

         In no event shall the adjournment of an annual meeting or a special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 10. This Section 10 shall not apply to (i) any stockholder proposal made pursuant to Rule 14a-8 under the Exchange Act or
(ii) any nomination of a director in an election in which only the holders of one or more series of Preferred Stock of the Corporation issued pursuant to the certificate of incorporation are entitled to vote (unless otherwise provided in the terms of such stock).

         The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 10 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

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                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. NUMBER AND TERM. The number of directors that shall constitute the whole Board of Directors shall be no less than four (4) and no more than ten (10). The number of directors may be increased within the range of four (4) to ten (10) by a vote of the Board without stockholder approval. The Board of Directors shall be divided into three (3) classes, which are designated Class A, Class B and Class C, respectively. The directors in each class shall be as equal in number as possible. At each annual meeting of stockholders, directors to replace those whose terms expired at such meeting shall be elected to hold office until the third succeeding annual meeting and until their successors have been elected and shall have qualified.

         SECTION 2. RESIGNATIONS. Any director or member of a committee of the Board of Directors may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by any officer of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 3. VACANCIES. If any vacancy shall occur on the Board of Directors or on a committee of the Board of Directors, for any reason, the remaining directors in office, though less than a quorum, by a majority vote may appoint any qualified person to fill such vacancy. Such person shall hold office for the unexpired term and until his/her successor shall be elected and qualified.

         SECTION 4. INCREASE OF NUMBER OF DIRECTORS. Newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

         SECTION 5. POWERS. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

         SECTION 1. PLACE. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

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         SECTION 2. PARTICIPATION IN MEETINGS BY TELEPHONE. Members of the Board
of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

         SECTION 3. ANNUAL MEETING. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders, and no notice of such meeting shall be necessary in order to constitute the meeting, provided a quorum shall be present. In the event such annual meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a duly executed waiver of notice thereof.

         SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by the President not less than one (1) day before the meeting; special meetings shall be called by the Chairman of the Board, President or Secretary on like notice on the written request of two (2) directors.

         SECTION 6. QUORUM; ACT OF THE BOARD OF DIRECTORS. At all meetings of the Board of Directors, a majority of the total number of directors shall be necessary to be and constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors. For purposes of the foregoing, any director who participates in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other shall be deemed to be present in person at such meeting.

         SECTION 7. COMPENSATION. Directors, as such, shall not receive any stated salary for their services. By resolution of the Board of Directors, however, a fixed fee together with expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or of any committee of the Board of Directors, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Further, by resolution of the Board of Directors, the Chairman of the Board may receive a stipend in connection with his or her services rendered as Chairman.

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         SECTION 8. ACTION WITHOUT MEETING. Whenever any action is required or permitted to be taken at a meeting of the Board of Directors, such action may be taken without a meeting if, prior or subsequent to the taking of such action, all members of the Board of Directors consent thereto in writing and such written consent or consents are filed with the minutes of the proceedings of the Board; and such written consent or consents shall have the same effect as a unanimous vote at a meeting of the Board of Directors at which all members thereof were present and voting.

         SECTION 9. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the whole Board, may from time to time designate from among its members an executive committee, an audit committee, a compensation committee and such other committees, and alternate members thereof, as they may deem desirable, each such committee consisting of one or more members, with such power and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

                                    ARTICLE V

                                     NOTICES

         SECTION 1. FORM; DELIVERY. Notices to directors and stockholders shall be in writing and may be delivered personally or by mail or telegram. Notice by mail shall be deemed to be given at the time when deposited in any post office or letter box, in a post-paid sealed wrapper, and addressed to directors or stockholders at their addresses appearing on the records of the Corporation, unless any such director or stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him/her be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered at the address designated in such request. Notice to directors may also be given by leaving the notice at the residence or usual place of business of a director.

         SECTION 2. WAIVER. Whenever a notice is required to be given by any statute or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except when the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or committee of directors need be specified in any written waiver of notice.

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                                   ARTICLE VI

                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified or until their earlier resignation or removal. In addition, the Board of Directors may elect a Chief Operating Officer, one or more Vice Presidents, and such Assistant Secretaries and Assistant Treasurers as the Board of Directors may deem proper. None of the officers of the Corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting of stockholders. Any officer elected by the Board of Directors may be removed with or without cause at any time by the Board of Directors. Any number of offices may be held by the same person.

         SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may elect such other officers and agents as it may deem advisable, who shall hold their offices for such terms, shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         SECTION 3. COMPENSATION. Except as otherwise provided in any employment agreement to which the Corporation is a party, the compensation of all officers of the Corporation shall be fixed by the Board of Directors, and the compensation of agents shall either be so fixed or shall be fixed by officers thereunto duly authorized.

         SECTION 4. VACANCIES. If an office becomes vacant for any reason, the Board of Directors may fill such vacancy. Any officer so elected by the Board of Directors shall serve only until such time as the unexpired term of his/her predecessor shall have expired, unless reelected by the Board of Directors or unless he/she shall resign or be removed in accordance with these By-Laws.

         SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. He/she shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers to any other officer or officers of the Corporation. He/she shall have the authority to execute bonds, mortgages and other contracts under the seal of the Corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He/she shall perform such other duties as may from time to time be requested by the Board of Directors.

         SECTION 6. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation. He/she shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Chairman of the Board and the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the Chief Executive Officer, to any other officer or officers of the Corporation. He/she shall have the authority to execute bonds, mortgages and other contracts under the seal of the Corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other

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officer or agent of the Corporation. He/she shall have the general powers and duties of supervision and management usually vested in the Chief Executive Officer of a corporation. He/she shall present a report of the condition of the business of the Corporation at each annual meeting of the stockholders and the Board of Directors. In the absence of the Chairman of the Board, he/she shall preside at all meetings of the stockholders and of the Board of Directors. He/she shall perform such other duties as may from time to time be requested by the Board of Directors.

         SECTION 7. CHIEF OPERATING OFFICER. A Chief Operating Officer, if one has been appointed, shall be vested with all the powers, and shall be required to perform all the duties, as may be properly assigned by the Board of Directors, the Chairman of the Board or the President.

         SECTION 8. VICE PRESIDENT(S). The Vice President or Vice Presidents, acting under the direction of the President, shall manage the business and affairs of the Corporation and shall have such other powers and duties as may from time to time be assigned by the Board of Directors, the Chairman of the Board or the President. Subject to any limitations imposed by the Board of Directors, the Vice President or Vice Presidents in the order of their election shall have all the powers and duties of the President in the event of the President's absence or inability to act.

         SECTION 9. SECRETARY AND ASSISTANT SECRETARY(IES). The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees if required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he/she shall be. He/she shall have custody of the seal of the Corporation and he/she or an Assistant Secretary shall have authority to affix the same to any instrument requiring it, and, when so affixed, it may be attested by his/her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his/her signature. He/she shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board of Directors may direct and shall perform all other duties incident to the office of Secretary.

         The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his/her inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 10. TREASURER AND ASSISTANT TREASURER(S). The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He/she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, the Chairman of the Board and the President at its regular meetings, or when the Board of Directors so requires, an account of all of his/her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he/she shall give the Corporation a bond (which shall be renewed from time to time) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his/her office and for the restoration to the Corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control belonging to the Corporation.

         The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his/her inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 11. RESIGNATIONS. Any officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein or, if no time shall be specified, at the time of its receipt by any officer of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

                                   ARTICLE VII

                               STOCK CERTIFICATES

         SECTION 1. FORM; SIGNATURE. The certificates for shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name, the number and class of shares and the date of issuance thereof and shall be signed by, or in the name of, the Corporation by (i) the Chairman of the Board of Directors, the President or any Vice President and (ii) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. In case any officer who has signed a certificate shall cease to be an officer before such certificate is issued, it may be issued with the same effect as if he/she were such officer at the date of issue. Each certificate exchanged or returned to the Corporation shall be marked "Canceled," with the date of cancellation.

         SECTION 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed or the issuance of such new certificate or certificates.

         SECTION 3. REGISTRATION OR TRANSFER. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 4. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. Dividends upon the shares of the Corporation may be declared by the Board of Directors, from time to time, at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation and the provisions of the Delaware General Corporation Law or any successor statute.

         SECTION 2. RESERVES. The directors may set apart out of any funds of the Corporation legally available for dividends such sum or sums as the Board of Directors, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall determine to be in the best interests of the Corporation, and the directors may modify or abolish any such reserve.

         SECTION 3. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting of stockholders a full and clear statement of the business and condition of the Corporation.

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         SECTION 4. CHECKS. All checks or demands for money and notes of the
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 5. FISCAL YEAR. The fiscal year of the Corporation shall commence on January 1 and end on December 31.

         SECTION 6. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX

                          INDEMNIFICATION AND INSURANCE

         SECTION 1. INDEMNIFICATION AND INSURANCE. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she or a person of whom he/she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in another enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him/her in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

         The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

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                                    ARTICLE X

                                   AMENDMENTS

         SECTION 1. AMENDMENT BY STOCKHOLDERS. These By-Laws may be amended by the stockholders, not inconsistent with the Corporation's Articles of Incorporation or the laws of the State of Delaware, at any annual or special meeting of the stockholders, by a two-thirds vote of all outstanding shares of the Corporation.

         SECTION 2. AMENDMENT BY BOARD OF DIRECTORS. The Board of Directors by a majority vote of the whole Board at any meeting may amend these By-Laws, including By-Laws adopted by the stockholders, provided the stockholders may from time to time specify particular provisions of these By-Laws that may not be amended by the Board of Directors.

As amended through February 12, 2003.